Regency Energy Partners’ 2009 Annual Report Now Available

DALLAS, March 31, 2010 – Regency Energy Partners LP (Nasdaq: RGNC) announced today the availability of its 2009 annual report.

The annual report can be accessed at www.regencyenergy.com within the “Investor Relations” section.

Hard copies of the 2009 annual report may be ordered free of charge by contacting Regency Investor Relations at (214) 840-5465 or lyndsay.hannah@regencygas.com.  Also, Regency will accept written requests mailed to Regency Energy Partners, Attention Investor Relations, 2001 Bryan Street, Suite 3700, Dallas, Texas, 75201.

Regency filed its Form 10-K for the fiscal year ended December 31, 2009, with the Securities and Exchange Commission on March 1, 2010, and can also be accessed at www.regencyenergy.com within the “Investor Relations” section.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids.  Regency’s general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of General Electric (NYSE: GE).  For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:

Shannon Ming
Vice President, Investor Relations & Corporate Finance Support
Regency Energy Partners
214-840-5477
IR@regencygas.com

Media Relations:
Elizabeth Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com